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                              HOMECORP, INC.

            1996 PREMIUM PRICE STOCK OPTION AND INCENTIVE PLAN

      1.  Plan Purpose.  The purpose of the Plan is to promote the long-term
          ------------
interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, officers and employees of the Corporation and its Affiliates. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code but not all Awards granted hereunder are required to be Incentive Stock Options.

      2.  Definitions.  The following definitions are applicable to the Plan:
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      "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation as such terms are defined in Section 425(e) and (f), respectively, of the Code.

      "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Right, or any combination thereof, as provided in the Plan.

      "Code" -- means the Internal Revenue Code of 1986, as amended.

      "Committee" -- means the Committee referred to in Section 3 hereof.

      "Continuous Service" -- shall mean the absence of any interruption or termination of service as a director, advisory director, officer or employee of the Corporation or an Affiliate, and, when used with respect to persons granted an Incentive Stock Option, the absence of any interruption or termination of service as an employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation of any of its Affiliates or in the case of transfers between payroll locations of the Corporation, its Affiliates or the Corporation and an Affiliate.

      "Corporation" -- means HomeCorp, Inc., a Delaware corporation and any successor thereto.

      "Early Retirement" -- means retirement from employment with the Corporation or any of its Affiliates prior to the Participant's having reached the age of 65, provided the Participant has maintained Continuous Service for at least three years.

      "Employee" -- means any person, including a director or officer, who is employed by the Corporation or any Affiliate.

      "ERISA" -- means the Employee Retirement Income Security Act of 1974, as amended.

      "Exercise Price" -- means (i) in the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option and (ii) in the case of a Right, the price per Share which, upon grant of the Right, the Committee determines shall be utilized in calculating the aggregate value which a Participant shall be entitled to receive pursuant to Sections 9 or 11 hereof upon exercise of such Right.

      "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code.

      "Market Value" -- means the average of the high and low quoted sales prices on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 (the "Exchange Act") on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked


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quotations with respect to a Share on such date on the Nasdaq Stock Market, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

      "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to, or does not, qualify under Section 422(b) of the Code.

      "Normal Retirement" -- means retirement from employment with the Corporation or any of its Affiliates after the Participant has (i) reached the age of 65 and (ii) maintained Continuous Service for at least three years.

      "Option" -- means an Incentive Stock Option or a Non-Qualified Stock
Option.

      "Participant" -- means any officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award or any director of the Corporation who is granted an award pursuant to Section 19 of the Plan.

      "Plan" -- means the 1996 Premium Price Stock Option and Incentive Plan of the Corporation.

      "Related Option" -- means an Option in connection with which a Right is granted and which is exercisable, in whole or in part, in lieu of exercise of such Right.

      "Related Right" -- means a Right which is granted in connection with an Option and which is exercisable, in whole or in part, in lieu of exercise of such Option.

      "Right" -- means a stock appreciation right granted by the Committee with respect to Shares pursuant to Sections 6 and 9 hereof.

      "Shares" -- means the shares of common stock of the Corporation.

      3.  Administration.  The Plan shall be administered by a Committee
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consisting of two or more members of the Board of Directors of the
Corporation, each of whom (i) shall be an outside director as defined under
Section 162(m) of the Code and the regulations thereunder and (ii) would not by reason of his or her service on such Committee cause any Award to fail to be exempt under Rule 16(b) under the Exchange Act or any similar or successor provision. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

      A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

      4.  Participation.  The Committee may select from time to time
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Participants in the Plan from those officers and employees of the Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

      5.  Shares Subject to Plan.  Subject to adjustment by the operation of
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Section 10 hereof, the maximum number of shares with respect to which Awards may be made under the Plan is 70,000 shares. Notwithstanding the foregoing, no individual shall be granted awards in any calendar year with respect to more than 25% of the total shares subject to the Plan. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or previously issued shares reacquired and held as treasury shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum

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number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

      6.  General Terms and Conditions of Options and Rights.  The Committee
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shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions:
(i) the Exercise Price of any Option or Right, which shall not be less than 120% of the Market Value per Share at the date of grant of such Option or Right, (ii) the number of Shares subject to, and the expiration date of, any Option or Right, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right, and (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. The Committee may, as a condition of granting any Option or Right, require that a Participant agree not to thereafter exercise one or more Options or Rights previously granted to such Participant.

      7.  Exercise of Options or Rights.
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(a)   An Option or Right granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or Right was granted only by such Participant, and except as provided in paragraphs (c), (d), (e) and (f) of this Section 7, no such Option or Right may be exercised unless at the time such Participant exercises such Option or Right, such Participant has maintained Continuous Service since the date of grant of such Option or Right. Cash settlements of Rights may be made only in accordance with any applicable restrictions pursuant to Rule 16b-3(e) under the Exchange Act or any similar or successor provision.

(b) To exercise an Option or Right under the Plan, the Participant to whom such Option or Right was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option or Right) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or (ii) if permitted by the Committee, by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

(c) If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service for any reason (including Early Retirement, but excluding Normal Retirement, total or partial disability, death and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right. If the Continuous Service of a Participant to whom an Option or Right was granted by the Corporation is terminated for cause, all rights under any Option or Right of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

(d) If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service due to Normal Retirement or total or partial disability, such Option shall become exercisable in full upon the happening of such event and shall remain exercisable as determined by the Committee and provided in the instrument or instruments evidencing such Option, but in no event after the expiration date of such Option, provided, however, that such right of exercise after cessation of Continuous Service shall not be available

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      to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right.

(e) Upon the death of a Participant while in the Continuous Service of the Corporation or an Affiliate, such Option shall become exercisable in full upon the happening of such event and shall remain exercisable as determined by the Committee and provided in the instrument or instruments evidencing such Option, but in no event after the expiration date of such Option, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right.

(f) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month period referred to in paragraph (c) of this Section 7 or following cessation of Continuous Service as provided for in paragraph (d) of this Section 7, the person to whom any Option or Right held by the Participant at the time of his death is transferred by will or the laws of descent and distribution or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, may, to the extent such Participant was entitled to exercise such Option or Right upon his death, exercise such Option or Right at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option or Right. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Right shall have been granted to the Participant or whether the person entitled to exercise such Option or Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution or in the case of an Option other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

(g) Notwithstanding the provisions of subparagraphs (c) through (f) above, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of termination to the extent permitted by applicable federal and state law.

      8.  Incentive Stock Options.  Any provision of the Plan to the contrary
          -----------------------
notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, (iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000. To the extent that the Option, or portion thereof, does not qualify as an Incentive Stock Option for any reason, such Option (or portion thereof) shall become a Non-Qualified Stock Option under the Plan.

      9.  Stock Appreciation Rights.  A Right shall, upon its exercise,
          -------------------------
entitle the Participant to whom such Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the

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Exercise Price of such Right, multiplied by the number of Shares with respect to which such shall have been exercised. A Right may be a Related Right granted in connection with an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. At the time of grant of an Option the Committee shall determine whether and to what extent a Related Right shall be granted with respect thereto; provided, however, and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Right were an Incentive Stock Option. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Right was exercised. Upon the exercise or termination of a Related Option, any Related Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

      10.  Adjustments Upon Changes in Capitalization.  In the event of any
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change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

      11.  Effect of Merger on Options or Rights.  In the case of any merger,
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consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option or Right has been granted shall have, in addition to the rights of exercise pursuant to
Section 7 hereof, the right (subject to the provisions of the Plan and any limitation applicable to such Option or Right imposed by the Committee in the agreement evidencing the grant), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

      12.  Effect of Change in Control.  Each of the events specified in the
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following clauses (i) through (iii) of this Section 12 shall be deemed a
"change of control":  (i) any third person, including a "group" as defined in
Section 13(d)(3) of the Exchange Act, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation, or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option or Right, all Options and Rights granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms, provided that no Option or Right which has previously been exercised or otherwise terminated shall become exercisable, and provided further that no Option or Right shall be exercisable by a director or officer of the Corporation within six months of the date of grant of such Option.

      13.  Assignments and Transfers.  No Award nor any right or interest of a
           -------------------------
Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution, or in the case of Awards other than

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Incentive Stock Options pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder.

      14.  Employee Rights Under the Plan.  No officer or employee shall have
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a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

      15.  Delivery and Registration of Stock.  The Corporation's obligation
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to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation.
The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the committee shall determine to be necessary or advisable.

      This Plan is intended to comply with Rule 16b-3 under the Exchange Act. Any provision of the Plan which is inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

      16.  Withholding Tax.  The Corporation shall have the right to deduct
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from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such shares sufficient to cover the amount required to be withheld.

      17.  Amendment or Termination.  The Board of Directors of the
           ------------------------
Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, but (except pursuant to Section 10 hereof) no amendment shall be made without approval of the stockholders of the Corporation which shall (i) increase the aggregate number of Shares with respect to which Awards may be made under the Plan, except pursuant to Section 10 hereof, (ii) materially increase the benefits accruing to Participants, (iii) materially change the change the requirements as eligibility for participation in the Plan or (iv) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

      Notwithstanding anything else in this Plan to the contrary, to the extent that the Plan provides for formula awards, as defined in Rule 16b-3(c)(2)(ii) under the Exchange Act, such provisions may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

      18.  Effective Date and Term of Plan.  The Plan shall become effective
           -------------------------------
upon its adoption by the Board of Directors of the Corporation, subject to the approval of the Plan by the shareholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under
Section 17 hereof.

      19.  Grants  to Outside Directors.  By and simultaneously with the
           ----------------------------
approval of this Plan by the shareholders of the Corporation, each member of the Board of Directors of the Corporation who is not a full-time employee of the Corporation or any of its Affiliates is hereby granted a Non-Qualified Stock Option to purchase 3,000 Shares, at an exercise price of 120% of the Market Value of such shares as of the date of such approval. Each such option shall vest on the date of such approval as to 1,500 Shares, and shall vest on each of the first and second

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anniversaries of such date as to 750 shares.  In addition, subject to availability of Shares, each non-employee director of the Corporation first elected as such subsequent to the date on which the Corporation's shareholders approve this Plan is hereby granted as of the date he or she is elected a Non-Qualified Stock Option to purchase 3,000 Shares, at an exercise price of 120% of the Market Value of such shares as of the date of such election, which shall vest on such date as to 1,500 Shares and shall vest on each of the first and second anniversaries of such date as to 750 shares. Each Option granted pursuant to this Section 19 shall be evidence by a Non-Qualified Stock Option Agreement in a form approved by the Board of Directors and shall be subject in all respects to the terms and conditions of this Plan, which are controlling.




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